                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               AVICI SYSTEMS INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------

                              AVICI SYSTEMS INC.
                             101 Billerica Avenue
                           North Billerica, MA 01862

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 21, 2002

   The Annual Meeting of Stockholders of Avici Systems Inc. (the "Company") will be held at the offices of Testa, Hurwitz & Thibeault, LLP, Conference Center, 125 High Street, Boston, Massachusetts 02110, on Tuesday, May 21, 2002 at 9 a.m., local time, to consider and act upon each of the following matters:

1. To elect three members to the Board of Directors to serve for a three-year term as Class II Directors.

2. To approve an amendment to the Amended 2000 Stock Option and Incentive Plan of the Company to increase the annual per participant award limitation to 2,000,000.

3. To transact such other business as may properly come before the meeting and any adjournments thereof.

   Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on March 29, 2002, the record date fixed by the Board of Directors for such purpose.

                                          By Order of the Board of Directors

                                          /s/ Peter C. Anastos
                                          Peter C. Anastos
                                          Secretary

North Billerica, Massachusetts
April 19, 2002

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                              AVICI SYSTEMS INC.
                             101 Billerica Avenue
                           North Billerica, MA 01862

                                PROXY STATEMENT

                    FOR THE ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held on May 21, 2002

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Avici Systems Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at the offices of Testa, Hurwitz & Thibeault, LLP, Conference Center, 125 High Street, Boston, Massachusetts 02110 on Tuesday, May 21, 2002, at 9 a.m. and at any adjournments thereof (the "Annual Meeting"). All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the enclosed proxy card (or any signed and dated copy thereof) will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by: (i) delivering written revocation or a later dated proxy to the President or Secretary of the Company at any time before it is exercised; or (ii) attending the Annual Meeting and voting in person.

   Only stockholders of record as of the close of business on March 29, 2002, the record date fixed by the Board of Directors, will be entitled to vote at the Annual Meeting and at any adjournments thereof. As of that date, there were an aggregate of 50,263,349 shares of common stock, par value $.0001 per share (the "Common Stock"), of the Company outstanding and entitled to vote. Each share is entitled to one vote.

   The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter upon which a vote may properly be taken should be presented at the Annual Meeting, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

   The Company's Annual Report containing consolidated financial statements for the fiscal year ended December 31, 2001 is being mailed together with this Proxy Statement to all stockholders entitled to vote. It is anticipated that this proxy statement and the accompanying proxy will be first mailed to stockholders on or about April 19, 2002.

                             ELECTION OF DIRECTORS

   Pursuant to the Company's Fourth Restated Certificate of Incorporation the Board of Directors of the Company is divided into three classes. There are two directors currently serving in Class I, four directors currently serving in Class II and two directors currently serving in Class III. Each director serves for a three-year term, with one class of directors being elected at each Annual Meeting. The Class II Directors' term will expire at this Annual Meeting. All directors will hold office until their successors have been duly elected and qualified. Prior to the Annual Meeting, Henry Zannini and Sanjiv Ahuja were the Class I Directors; Stephen M. Diamond, Steven B. Kaufman, Richard T. Liebhaber and James Mongiello were the Class II Directors; and Surya R. Panditi and James
R. Swartz were the Class III Directors.

   The nominees for Class II Directors are Stephen M. Diamond, Steven B. Kaufman and Richard T. Liebhaber, who are currently serving as Class II Directors of the Company. James Mongiello, who also is currently serving as a Class II Director, is not standing for re-election and his term of office will expire on the date of the Annual Meeting. As a result, following the Annual Meeting, our Board of Directors will consist of seven persons. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for these nominees will be voted for their election. The Board of Directors knows of no reason why these nominees should be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of some other person, or for fixing the number of directors at a lesser number.

   The Board of Directors recommends a vote FOR the election of the directors.

Board of Directors' Meetings and Committees

   The Board of Directors of the Company held ten meetings during the fiscal year ended December 31, 2001. Each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and of all committees of the Board of Directors on which each director then served held during fiscal 2001.

   The Company has standing Compensation and Audit Committees. The Compensation Committee, of which Mr. Swartz and Mr. Ahuja are currently members, determines the compensation of the Company's senior management. Catherine M. Hapka, who resigned from the Board of Directors on February 1, 2002, served on the Compensation Committee during fiscal 2001. The Compensation Committee held three meetings during fiscal 2001. The Audit Committee, of which Messrs. Diamond, Liebhaber and Mongiello are members, oversees financial results and internal controls of the Company, including matters relating to the appointment and activities of the Company's independent auditors. The Audit Committee held six meetings during fiscal 2001.

Occupations of Directors and Executive Officers

   The following table sets forth for each Class I Director, each Class II Director, each Class III Director and the executive officers of the Company, their ages and present positions with the Company as of the date of the Annual
Meeting:

            Name             Age                     Position
            ----             ---                     --------
Steven B. Kaufman........... 36  President, Chief Executive Officer and Director
Paul F. Brauneis............ 57  Chief Financial Officer, Senior Vice President of
                                 Finance and Administration and Treasurer
Christopher W. Gunner, Ph.D. 47  Senior Vice President of Research and
                                 Development
Chris V. Simpson............ 54  Senior Vice President of Sales, Marketing and
                                 Support
Surya R. Panditi............ 42  Chairman of the Board of Directors
Sanjiv Ahuja (1)............ 45  Director
Stephen M. Diamond (2)...... 45  Director
Richard T. Liebhaber (2).... 66  Director
James Mongiello (2)......... 60  Director
James R. Swartz (1)......... 59  Director
Henry Zannini............... 57  Director

--------
(1) Member of Compensation Committee.
(2) Member of Audit Committee.

   Steven B. Kaufman has served as our Chief Executive Officer since July 1, 2001, as our President since January 1, 2001, and as a Director since September 2000. Mr. Kaufman served as our Chief Operating Officer from September 2000 to June 30, 2001. From February 1999 through July 2000, Mr. Kaufman was employed by Lucent Technologies Inc. as President of the Multiservice Core Networks division and before that as Vice President and General Manager of Core Switching, both in Lucent's Internetworking Systems Group. From May 1996 through January 1999, Mr. Kaufman was a general manager in Lucent's Microelectronics Group (now Agere Systems). From 1991 to April 1996, Mr. Kaufman was employed in a variety of marketing management roles at Intel Corporation on the Pentium processor family of products.

   Paul F. Brauneis has served as our Chief Financial Officer and Treasurer since January 2000 and as our Senior Vice President of Finance and Administration since May 2001. Mr. Brauneis served as our Vice President of Finance and Administration and Secretary from January 2000 to May 2001. Prior to that, Mr. Brauneis served as Vice President and Corporate Controller at Wang Global, an information technology services company, from August 1997 through December 1999. From September 1995 to July 1997, Mr. Brauneis served as
Vice President and Corporate Controller of BBN Corporation, a provider of Internet and Internetworking solutions. During 1993 and 1994, Mr. Brauneis served as Vice President, Chief Financial Officer and Treasurer of SoftKey International, Inc., formerly known as Spinnaker Software Corporation, a provider of personal productivity software.

   Christopher W. Gunner has served as our Senior Vice President of Research and Development since July 2001, as our Vice President of Engineering from February 2000 to July 2001, as our Director of Architecture from June 1999 to February 2000, as our Director of Software and Architecture from July 1998 to June 1999, and as our Chief Protocol Engineer from May 1997 to April 1998. Prior to joining Avici, Dr. Gunner was employed by Digital Equipment Corporation as a Consulting Engineer from June 1995 to April 1997.

   Chris V. Simpson has served as our Senior Vice President of Sales, Marketing and Service since October 2001. Prior to joining Avici, Mr. Simpson was employed by Ciena Corporation as their Senior Vice President of Sales since March 2000. From August 1998 to October 1999, Mr. Simpson was Vice President of Sales, Marketing and International Operations for Harris Corporation's RF Communications. From 1988 to 1998, Mr. Simpson held several senior sales and marketing positions at Qualcomm, Inc., including Senior Vice President/General Manger of Worldwide Sales and Marketing and Senior Vice President of Strategic Marketing.

   Surya R. Panditi has served as the Chairman of our Board of Directors since July 1, 2001, and as a Director since June 1997. Mr. Panditi was employed by us from June 1997 to December 2001, serving as our Chief Executive Officer from June 1997 to June 30, 2001, as our President from June 1997 to January 1, 2001, and as the Co-Chairman of our Board of Directors from January 1, 2001 to June 30, 2001. Since January 2002, Mr. Panditi has served as the Chief Executive Officer and a director of Convergent Networks, Inc., a provider of broadband voice infrastructure solutions. From August 1996 to June 1997, Mr. Panditi was Vice President and General Manager of the LAN Infrastructure Business Unit of U.S. Robotics. Mr. Panditi was employed by Telco Systems Inc., a provider of transport and access solutions for networks, from April 1994 to June 1996, most recently as Vice President and General Manager of the Magnalink Communications Division.

   Sanjiv Ahuja has served as a Director since May 2001. Mr. Ahuja founded and has served as the Chief Executive Officer of Comstellar Technologies, Inc. since 2000. From 1996 to 2000, Mr. Ahuja was President and Chief Operating Officer of Telecordia Technologies, formerly Bell Communications Research. From 1994 to 1996 he served as the Group President of Software Systems of Bell Communications Research. Previously, Mr. Ahuja held various positions at IBM in the areas of software development, design and marketing.

   Stephen M. Diamond has served as a Director since September 1999. Mr. Diamond has been a general partner of Sprout Capital since April 1998. Mr. Diamond was Group Vice President and Worldwide Director of Telecommunications and Networking Research at Dataquest, an information technology market research and consulting firm, from January 1996 to February 1998. Mr. Diamond served as Vice President of Marketing at Electronic Retailing Systems International Inc., a provider of electronic shelf labeling systems, from December 1994 to December 1995. Mr. Diamond is also a director of several private companies.

   Richard T. Liebhaber has served as a Director since June 1997. Mr. Liebhaber was a Consulting Managing Director at Veronis, Suhler & Associates, Inc., a provider of financial advisory services to the communications industry, from June 1995 to August 2001. Prior to that, Mr. Liebhaber served as Executive Vice President of MCI Communications Corporation from December 1985 to May 1995. Mr. Liebhaber also serves on the board of directors of KPN/Qwest Telecom B.V., a joint venture between a Dutch telecommunications provider and Qwest, ILOG S.A., a software company, and JDS Uniphase Corporation, a fiber optic communications company.

   James Mongiello has served as a Director since March 2000. Mr. Mongiello has been a Venture Partner of Redpoint Ventures since October 1999 and a Venture Partner of Brentwood Venture Capital from June 1998. From July 1998 until March 2000, Mr. Mongiello was chief executive officer of FreeGate Corporation, a provider of broadband access services. Before that, Mr. Mongiello was Vice President of 3Com Corporation from November 1996 until June 1998. Prior to joining 3Com Corporation, Mr. Mongiello was chief executive officer of OnStream Networks, a telecommunications company, from June 1994 until its acquisition by 3Com Corporation in October 1996.

   James R. Swartz has served as a Director since November 1996, as our Chairman of the Board of Directors from November 1996 to January 1, 2001, and as our Co-Chairman of the Board of Directors from January 1, 2001 to June 30, 2001. Mr. Swartz is a general partner of Accel Partners, a venture capital investment firm he co-founded in 1983.

   Henry Zannini co-founded Avici in November 1996 and has served as a Director since that time. Mr. Zannini served as our Vice President of Government Sales from February 2000 to November 2001 and as our Vice President of Business Development from November 1996 to January 2000. Before founding Avici,
Mr. Zannini served as Senior Director of Telecom Business Development for Analogic Corp., a designer and manufacturer of advanced systems and subsystems to telecommunications original equipment manufacturers, from September 1993 to January 1996.

               SECURITIES OWNERSHIP OF MANAGEMENT AND DIRECTORS

   The following table sets forth as of March 29, 2002 (unless otherwise indicated), certain information regarding beneficial ownership of the Company's Common Stock (i) by each director of the Company, (ii) by each executive officer named in the Summary Compensation Table on page 9, and (iii) by all directors and executive officers of the Company as a group. Unless otherwise listed below, each person maintains a business address at c/o Avici Systems Inc., 101 Billerica Avenue, North Billerica, Massachusetts, 01862.

                                                                                          Amount and Nature   Percent of
                                                                                            of Beneficial    Common Stock
Name and Address of Beneficial Owner                         Title(s)                       Ownership(1)    Outstanding(2)
------------------------------------                         --------                     ----------------- --------------
Executive Officers and Directors
Steven B. Kaufman (3).................... President, Chief Executive Officer and Class II       488,407            *
                                          Director

Paul F. Brauneis (4)..................... Chief Financial Officer, Senior Vice President        138,570            *
                                          of Finance and Administration and Treasurer

Christopher W. Gunner (5)................ Senior Vice President of Research and                 237,344            *
                                          Development

Chris V. Simpson (6)..................... Senior Vice President of Sales, Marketing and          40,104            *
                                          Support

Surya R. Panditi (7)..................... Class III Director and Chairman of the Board of     1,018,024          2.0%
c/o Convergent Networks, Inc.             Directors
900 Chelmsford Street
Tower Three
Lowell, MA 01851

Sanjiv Ahuja (8)......................... Class I Director                                        8,750            *
c/o Comstellar Technologies
100 Campus Drive
Florham Park, NJ 07932

Stephen M. Diamond (9)................... Class II Director                                     862,358          1.7%
c/o Sprout Venture Capital
3000 Sand Hill Road
Menlo Park, CA 94025

Richard T. Liebhaber (10)................ Class II Director                                     115,000            *

James Mongiello (11)..................... Class II Director                                      32,412            *
c/o Redpoint Ventures
3000 Sand Hill Road, #2-290
Menlo Park, CA 94025

James R. Swartz (12)..................... Class III Director                                    895,378          1.8%
c/o Accel Partners
428 University Avenue
Palo Alto, CA 94301

Henry Zannini (13)....................... Class I Director                                      384,275            *

All Executive Officers and Directors as a                                                     4,220,622          8.4%
 Group (11 persons)......................

--------
 *   Less than one percent of the outstanding Common Stock.

(1) The number of shares beneficially owned by each stockholder is determined in accordance with the rules of the Securities and Exchange Commission and are not necessarily indicative of beneficial ownership for any other purpose. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date ("Presently Exercisable Securities") are deemed outstanding for computing the percentage of the person or entity holding such securities, but are not deemed outstanding for computing the percentage of any other person or entity. The Company does not know of any person who beneficially owns more than 5% of the outstanding capital stock.

(2) Percentage of beneficial ownership is based on 50,263,349 shares of Common Stock outstanding as of the Record Date.

(3) Includes 3,170 shares held in trust for Mr. Kaufman's children, 86,127 shares which are subject to forfeiture and restrictions in accordance with a vesting schedule and 293,780 shares issuable upon exercise of options within 60 days of March 29, 2002, 193,780 of which the Company expects to grant on or about May 1, 2002, but in no event later than May 15, 2002, pursuant to the terms of the option exchange program.

(4) Includes 5,000 shares held by Paul F. Brauneis and Dorothy F. Brauneis, JTROS, 16,502 shares which are subject to forfeiture and restrictions in accordance with a vesting schedule and 110,041 shares issuable upon exercise of options within 60 days of March 29, 2002, 37,124 of which the Company expects to grant on or about May 1, 2002, but in no event later than May 15, 2002, pursuant to the terms of the option exchange program.

(5) Includes 16,502 shares which are subject to forfeiture and restrictions in accordance with a vesting schedule and 93,792 shares issuable upon exercise of options within 60 days of March 29, 2002, 37,124 of which the Company expects to grant on or about May 1, 2002, but in no event later than May 15, 2002, pursuant to the terms of the option exchange program.

(6) Includes 40,104 shares issuable upon exercise of options within 60 days of March 29, 2002.

(7) Includes 40,000 shares held by Mr. Panditi's wife, 10,000 shares held in trust for Mr. Panditi's daughter, 150,000 shares held by the Surya Panditi GRAT, 50,000 shares held by the Panditi Family GST Trust 2000, 200,000 shares held by the Surya Panditi GRAT 2002, 19,501 shares which are subject to forfeiture and restrictions in accordance with a vesting schedule and 43,875 shares issuable upon exercise of options within 60 days of March 29, 2002 which the Company expects to grant on or about May 1, 2002, but in no event later than May 15, 2002, pursuant to the terms of the option exchange program.

(8) Includes 8,750 shares issuable upon exercise of options within 60 days of March 29, 2002.

(9) Consists of 55,965 shares held by Sprout Venture Capital, L.P., 706,446 shares held by Sprout Capital VIII, L.P., 81,278 shares held by DLJESC II, L.P., 3,668 shares held by DLJ Capital Corporation and 15,000 shares issuable upon exercise of options within 60 days of March 29, 2002. DLJ Capital Corporation is the general partner of Sprout Venture Capital, L.P. and Sprout Capital VIII, L.P. DLJ LBO Plans Management Corp. is the general partner of DLJ ESC II, L.P. Mr. Diamond is a general partner of Sprout Capital. Mr. Diamond disclaims beneficial ownership of the shares owned by the DLJ and Sprout entities except to the extent of his pecuniary interest therein.

(10) Consists of 100,000 shares held in a living trust for Mr. Liebhaber's estate or his wife and 15,000 shares issuable upon exercise of options within 60 days of March 29, 2002.

(11) Includes 361 shares held in trust for Mr. Mongiello's family and 15,000 shares issuable upon exercise of options within 60 days of March 29, 2002.

(12) Consists of 338,363 shares held by Accel V L.P., 45,339 shares held by Accel Internet/Strategic Technology Fund L.P., 6,716 shares held by Accel Keiretsu V L.P., 20,151 shares held by Accel Investors '96 L.P., 107,570 shares held by Ellmore C. Patterson Partners, 3,832 shares held by Accel Keiretsu V Associates

   L.L.C, 83,831 shares held in trust for Mr. Swartz's family, 22,349 shares owned by The Swartz Foundation Trust of which Mr. Swartz is the Trustee and 45,000 shares issuable upon exercise of options within 60 days of March 29, 2002. Accel V Associates L.L.C. is the general partner of Accel V L.P. Accel Internet/Strategic Technology Fund Associates L.L.C. is the general partner of Accel Internet/Strategic Technology Fund L.P. Accel Keiretsu V Associates L.L.C. is the general partner of Accel Keiretsu V L.P. Arthur C. Patterson, a general partner of Accel Investors '96 L.P., is the sole general partner of Ellmore C. Patterson Partners. James R. Swartz, is a general partner of Accel Investors '96 L.P. and Accel Partners and a managing member of Accel V Associates L.P., Accel Internet/Strategic Technology Fund Associates L.L.C. and Accel Keiretsu V Associates LLC. Mr. Swartz disclaims beneficial ownership of the shares owned by the Accel entities except to the extent of his pecuniary interest therein, except for Ellmore C. Patterson Partners, for which he completely disclaims ownership since he has no economic interest therein or voting powers. Mr. Swartz disclaims beneficial ownership of the shares held in trust for his family and of the shares held by The Swartz Foundation Trust except to the extent of his pecuniary interest therein.

(13) Includes 380,000 shares held by Henry Zannini and Linda Zannini, JTROS and 4,275 shares owned by Mr. Zannini's wife.

                      COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

Executive Compensation Summary

   The following table sets forth for the fiscal year ended December 31, 2001, the annual and long-term compensation of each of (i) the Company's Chief Executive Officer and (ii) each of the Company's most highly compensated executive officers who received annual compensation in excess of $100,000 (collectively, with the Chief Executive Officer, the "Named Officers"):

                          SUMMARY COMPENSATION TABLE

                                                                                      Long-Term
                                                    Annual Compensation(1)       Compensation Awards
-                                                  ------------------------- -----------------------
                                                                             Restricted
                                                         Salary      Bonus      Stock        Options/
          Name and Principal Position              Year   ($)        ($)(2)  Award(s)($)     SARs(3)
          ---------------------------              ---- --------     ------- ------------    --------
Surya R. Panditi (4).............................. 2001 $192,556     $30,629 $    44,852 (5) 100,000(6)
 Chairman                                          2000 $178,296     $92,500           --    100,000(6)
                                                   1999 $150,072          --           --         --
Steven B. Kaufman................................. 2001 $274,111     $41,390 $   198,092 (5) 500,000(7)
  President, Chief Executive Officer and           2000 $101,930(8)  $50,000 $(2,209,000)(9) 700,000(7)
  Director                                         1999       --          --           --         --
Paul F. Brauneis.................................. 2001 $180,856     $26,816 $    37,955 (5)  75,000(11)
  Chief Financial Officer, Senior Vice President   2000 $138,538(10) $50,000           --    225,000(11)
  of Finance and Administration, and Treasurer     1999       --          --           --         --
Christopher W. Gunner............................. 2001 $178,936     $13,207 $    37,955 (5)  75,000(12)
  Senior Vice President of Research and            2000 $142,420     $50,000           --    125,000(12)
  Development                                      1999 $128,608     $ 1,300           --     25,000

--------
(1) Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported. Chris V. Simpson, our Senior Vice President of Sales, Marketing and Support, joined the Company in October 2001. In 2001, he received a salary of $51,936, reflecting an annual base salary rate for 2001 of $225,056. Mr. Simpson received an option to purchase 275,000 shares at an exercise price of $1.37. This option vests in equal monthly installments over four years beginning on November 1, 2001.

(2) Bonuses are reported in the year earned, even if actually paid in a subsequent year.

(3) Options listed below were awarded under the Company's 1997 Stock Incentive Plan and/or 2000 Stock Option and Incentive Plan.

(4) Mr. Panditi served as our Chief Executive Officer from June 1997 until June 30, 2001.

(5) Granted pursuant to the Company's option exchange program and based on the fair market value at October 30, 2001 ($2.30 per share as quoted in the Nasdaq National Market). As of December 31, 2001, Mr. Panditi held 19,501 shares of restricted stock, Mr. Kaufman held 86,127 shares of restricted stock, Mr. Brauneis held 16,502 shares of restricted stock and Mr. Gunner held 16,502 shares of restricted stock, all of which were granted by Avici on October 30, 2001 pursuant to the terms and conditions of the option exchange program. Fifty percent (50%) of the shares of restricted stock received by each executive officer vest one year after the date of grant. Thereafter, the shares of restricted stock vest in four equal three-month installments until fully vested. As to these shares of restricted stock, each executive officer is entitled to receive any dividends Avici may pay on its Common Stock.

(6) Mr. Panditi accepted the Company's offer to exchange all of his outstanding stock options and tendered such options in exchange for (i) restricted stock, which was granted on October 30, 2001, and (ii) options to purchase a lesser number of shares, resulting in the cancellation of these options previously granted in 2000 and 2001. The Company expects to grant 175,499 new options on or about May 1, 2002, but in no event later than May 15, 2002, at an exercise price equal to the fair market value of the Company's Common Stock on such date pursuant to the option exchange program.

(7) Mr. Kaufman accepted the Company's offer to exchange a portion of his outstanding stock options and tendered such options in exchange for (i) restricted stock, which was granted on October 30, 2001, and (ii) options to purchase a lesser number of shares, resulting in the cancellation of 400,000 of the 500,000 options previously granted in 2001 and all of these options previously granted in 2000. The Company expects to grant 775,121 new options on or about May 1, 2002, but in no event later than May 15, 2002, at an exercise price equal to the fair market value of the Company's Common Stock on such date pursuant to the option exchange program.

(8) Represents compensation Mr. Kaufman received in fiscal 2000 and reflects an annual base salary of $250,016. Mr. Kaufman joined Avici in July 2000.

(9) As of December 31, 2001, Mr. Kaufman held 100,000 shares of Common Stock, which were granted by Avici to Mr. Kaufman on July 27, 2000 and were fully vested on July 26, 2001. As of December 31, 2001, the value of these shares of Common Stock held by Mr. Kaufman was less than the purchase price paid per share based on the fair market value at December 31, 2001 ($2.91 per share as quoted on the Nasdaq National Market). Mr. Kaufman's purchase of these shares was financed by an interest-free, partial recourse loan from the Company.

(10) Represents compensation Mr. Brauneis received in fiscal 2000 and reflects an annual base salary of $150,072. Mr. Brauneis joined Avici in January 2000.

(11) Mr. Brauneis accepted the Company's offer to exchange a portion of his outstanding stock options and tendered such options in exchange for (i) restricted stock, which was granted on October 30, 2001 and (ii) options to purchase a lesser number of shares, resulting in the cancellation of all of these options previously granted in 2001 and 100,000 of the 225,000 options previously granted in 2000. The Company expects to grant 148,497 new options on or about May 1, 2002, but in no event later than May 15, 2002, at an exercise price equal to the fair market value of the Company's Common Stock on such date pursuant to the option exchange program.

(12) Mr. Gunner accepted the Company's offer to exchange a portion of his outstanding stock options and tendered such options in exchange for (i) restricted stock, which was granted on October 30, 2001 and (ii) options to purchase a lesser number of shares, resulting in the cancellation of all of these options previously granted in 2001 and 100,000 of the 125,000 options previously granted in 2000. The Company expects to grant 148,496 new options on or about May 1, 2002, but in no event later than May 15, 2002, at an exercise price equal to the fair market value of the Company's Common Stock on such date pursuant to the option exchange program.

Option Grants in Last Fiscal Year

   The following table sets forth grants of stock options pursuant to the Company's 2000 Stock Option and Incentive Plan during the fiscal year ended December 31, 2001 to the Named Officers who are listed in the Summary Compensation Table above:

                  OPTION/SAR GRANTS IN LAST FISCAL YEAR/(1) /

                                                                     Potential Realizable Value
                                                                      at Assumed Annual Rates
                                                                           of Stock Price
                                                                          Appreciation for
                        Individual Grants (2)                             Option Term (4)
                      -------------------------                      --------------------------
                                    Percent of
                                      Total
                                   Options/SARs  Exercise
                       Options/     Granted to   or Base
                         SARs      Employees in   Price   Expiration
        Name          Granted(#)  Fiscal Year(3)  ($/Sh)     Date       5%($)        10%($)
        ----          ----------  -------------- -------- ----------   --------    ----------
Surya R. Panditi.....  100,000(5)      2.13%      $ 5.17   6/19/11   $      0     $        0
Steven B. Kaufman....   75,000(5)      1.60%      $23.25    1/2/11   $      0     $        0
                       100,000(6)      2.13%      $ 8.00   3/29/11    503,116      1,274,994
                       325,000(5)      6.92%      $ 5.17   6/19/11          0              0
Paul F. Brauneis.....   75,000(5)      1.60%      $ 5.17   6/19/11   $      0     $        0
Christopher W. Gunner   75,000(5)      1.60%      $ 5.17   6/19/11   $      0     $        0
Chris V. Simpson.....  275,000(7)      5.85%      $ 1.37   9/30/11   $236,936     $  600,442

--------
(1) No stock appreciation rights ("SARs") were granted by the Company in the fiscal year ended December 31, 2001.

(2) Stock options were granted under the Company's 2000 Stock Option and Incentive Plan at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Unless otherwise noted, the options have a term of ten years from the date of grant.

(3) Based on an aggregate of 4,697,575 options granted by the Company to employees during the fiscal year ended December 31, 2001.

(4) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the market value of the Company's Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(5) These options were tendered by the respective executive officer in connection with the Company's option exchange program and were cancelled pursuant to the terms and conditions of the option exchange program. Because these options were cancelled, they have no realizable value.

(6) This option vests in twelve equal monthly installments beginning on April 30, 2001 and ending on March 30, 2002.

(7) This option vests in forty-eight equal monthly installments beginning on November 1, 2001 and ending on October 1, 2005.

Option Exercises and Fiscal Year-End Values

The following table sets forth information with respect to options to purchase the Company's Common Stock granted under the Company's 1997 Stock Incentive Plan and 2000 Stock Option and Incentive Plan to the Named Officers who are listed in the Summary Compensation Table above, including (i) the number of shares of Common Stock purchased upon exercise of options in the fiscal year ended December 31, 2001; (ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding at December 31, 2001; and (iv) the value of such unexercised options at December 31, 2001:

                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                  YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                    Number of Unexercised         Value of Unexercised
                                                         Options at               In-the-Money Options
                                                    December 31, 2001 (#)      at December 31, 2001 ($)(1)
                         Shares
                      Acquired on     Value
        Name          Exercise (#) Realized ($) (Exercisable) (Unexercisable) (Exercisable) (Unexercisable)
        ----          ------------ ------------ ------------- --------------- ------------- ---------------
Surya R. Panditi.....    25,000      842,750            0               0            --              --
                         25,000      804,750
                         50,000      440,125
                         50,000       82,000
Steven B. Kaufman....         0            0       74,999          25,001            --              --
Paul F. Brauneis.....         0            0       59,894          65,106            --              --
Christopher W. Gunner         0            0        8,958           1,042        17,110           1,990
                                                   11,250           3,750        10,238           3,413
                                                   17,187           7,813        15,640           7,110
                                                   11,979          13,021            --              --
Chris V. Simpson.....         0            0       11,458         263,542        17,645         405,855

--------

(1) Value is based on the difference between the option exercise price and the fair market value at December 31, 2001, the fiscal year-end (the closing price of $2.91 per share on December 31, 2001 as quoted on the Nasdaq National Market), multiplied by the number of shares underlying the option.

                         TEN YEAR OPTION/SAR REPRICING

The following table sets forth information regarding options held by the Named Officers who are listed in the Summary Compensation Table above that were exchanged pursuant to an option exchange program. The option exchange program was made available to all employees and officers of the Company who held options with an exercise price greater than $5.00. The Compensation Committee of the Board of Directors implemented the option exchange program in order to restore the incentive value of such options, as well as to reduce the total number of options outstanding from grants made in 2000 and 2001.

                                 Number of       Market Price Of                            Length Of
                           Securities Underlying    Stock At     Exercise Price          Original Option
                               Options/SARs          Time Of       At Time Of     New     Term At Date
                                Repriced Or       Repricing Or    Repricing Or  Exercise Of Repricing Or
        Name          Date        Amended           Amendment      Amendment     Price      Amendment
        ----          ---- --------------------- --------------- -------------- -------- ---------------
Surya R. Panditi.....  (1)        100,000              (2)          $ 12.00        (3)        6/7/10
                       (1)        100,000              (2)             5.17        (3)       6/19/11
Steven B. Kaufman....  (1)        400,000              (2)          $ 31.00        (3)       7/27/10
                       (1)        100,000              (2)            25.00        (3)       7/27/10
                       (1)        200,000              (2)            96.75        (3)       7/27/10
                       (1)         75,000              (2)            23.25        (3)        1/2/11
                       (1)        325,000              (2)             5.17        (3)       6/19/11
Paul F. Brauneis.....  (1)         50,000              (2)          $ 12.00        (3)        6/7/10
                       (1)         50,000              (2)           18.875        (3)      12/20/10
                       (1)         75,000              (2)             5.17        (3)       6/19/11
Christopher W. Gunner  (1)         50,000              (2)          $ 12.00        (3)        6/7/10
                       (1)         50,000              (2)           18.875        (3)      12/20/10
                       (1)         75,000              (2)             5.17        (3)       6/19/11

(1) Pursuant to the terms of the option exchange program, for all options tendered by each executive officer and accepted for exchange by the Company, the executive officer would receive a number of shares of restricted stock and new options exercisable for a number of shares of Common Stock determined in accordance with a certain exchange ratio. The options exchanged were granted under the Company's 1997 Stock Incentive Plan and/or 2000 Stock Option and Incentive Plan. On October 30, 2001, the Company granted to each executive officer restricted stock. The Company expects to grant new options on or about May 1, 2002 but in no event later than May 15, 2002.
(2) The market price at the time of the exchange in connection with the grant of the restricted stock was $2.30. The market price in connection with the grant of new options will be equal to 100% of the fair market value of the Company's Common Stock on the date of grant of the new options, as determined by the last reported sale price of the Company's Common Stock on the Nasdaq National Market on the date the Company grants the new options.
(3) There is no exercise price associated with the restricted stock grants. The exercise price of the new options will be equal to 100% of the fair market value of the Company's Common Stock on the date of grant of the new options, as determined by the last reported sale price of the Company's Common Stock on the Nasdaq National Market on the date the Company grants the new options.

Change in Control Agreements

   Our offer letter to Paul F. Brauneis provides that, upon a change in control of Avici, Mr. Brauneis will receive twelve months accelerated vesting of his options. If Mr. Brauneis is terminated without cause or, in connection with a change in control, is terminated or suffers a reduction in responsibility, position or compensation, he also will receive six months accelerated vesting of his options as well as six months continuation of his salary and benefits. Our offer letter to Steven B. Kaufman provides that, upon a change in control of Avici, Mr. Kaufman will receive accelerated vesting of 50% of all of his remaining unvested options. If Mr. Kaufman is terminated without cause or suffers a significant reduction in responsibility, position or compensation, he also will receive twelve months continuation of his salary and benefits. In addition, if in connection with a change in control Mr. Kaufman is terminated without cause or suffers a significant reduction in responsibility, position or compensation, he will receive accelerated vesting of all of his options. Our offer letter to Chris V. Simpson provides that, upon a change in control of Avici, Mr. Simpson will receive accelerated vesting of 50% of all of his remaining unvested options. If in connection with a change in control Mr. Simpson is terminated without cause or suffers a significant reduction in responsibility, position or compensation, he will receive accelerated vesting of all of his options as well as twelve months continuation of his salary and benefits.

Compensation Committee Report on Executive Compensation

   The Compensation Committee is comprised of two of the independent, non-employee members of the Board of Directors, neither of whom have interlocking relationships as defined by the Securities and Exchange Commission. The Compensation Committee is responsible for reviewing and administering the Company's stock plans and establishing and monitoring policies governing the compensation of executive officers. The Compensation Committee considers the performance of the executive officers in order to make recommendations regarding their cash compensation and stock options to the full Board of Directors. As the Company only recently established the Compensation Committee in connection with its initial public offering, there is a limited history; however, the Compensation Committee expects to periodically review the approach to executive compensation and make changes as competitive conditions and other circumstances warrant.

   Compensation Philosophy. Since the Company's inception in November 1996, the Company has sought to attract, retain and reward executive officers primarily through long-term equity incentives in the form of restricted stock and stock options. As such, the salary component of the executive officers compensation reflected base salary at a lower level and the stock component at a higher level than that of a more established company in the same industry. The Compensation Committee's approach is predicated upon the philosophy that a substantial portion of aggregate annual compensation for executive officers should be contingent upon the Company's performance and an individual's contribution to the Company's success in meeting certain critical objectives. In addition, the Compensation Committee strives to align the interests of the Company's executive officers with the long-term interests of stockholders through stock option grants such that grants of stock options should relate the performance of the executive to the market perception of the performance of the Company.

   Option Exchange Program. In the third quarter of 2001, the Company offered an exchange of employee stock options to certain holders of outstanding options, including executive officers, that had an exercise price of more than $5.00 per share. All eligible executive officers tendered options in connection with the option exchange program. In order to participate in the program, employees were required to tender for exchange all options granted on or after April 1, 2001 and could elect to tender for exchange options granted prior to that date. In exchange for eligible options, employees generally received a number of shares of restricted stock and a commitment for new grants of non-qualified stock options (collectively, the "New Grant") in accordance with the following exchange ratio:

                                                     Exchange
                  Exercise Price of Options Tendered  Ratio
                  ---------------------------------- ---------
                            $5.00 or less...........      None
                            $5.01-$5.19............. 1.2 for 1
                            $5.20-$10.00............   1 for 1
                            $10.01-$40.00........... .75 for 1
                            $40.01-$80.00...........  .5 for 1
                            $80.01 or more..........  .2 for 1

   One-tenth (1/10) of the New Grant consisted of restricted stock (rounded up to the nearest whole share) and nine-tenths (9/10) of the New Grant consisted of new options exercisable for shares of Common Stock (rounded down to the nearest whole share), subject to adjustments for any stock splits, stock dividends and similar events. In order to address potential adverse tax consequences for non-U.S. employees, those employees were allowed to forego the restricted stock grants and receive all stock options.

   A total of 6,553,750 options were accepted for exchange under the offer and accordingly, were canceled in October 2001. A total of 543,733 shares of restricted stock were issued on October 30, 2001. 50% of the shares of restricted stock vest one year from the date of grant, and 12.5% of the shares vest in each three-month period thereafter. The Company intends to grant the new options, to purchase approximately 4,586,545 shares, on or about May 1, 2002, but no later than May 15, 2002. The new options will have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, as determined by the last reported sale price of the Common Stock on the Nasdaq National Market on the grant date. The new options will have a term not to exceed 10 years and vest either 12.5% or 25% on date of grant, depending on the length of employment, and 2.0833% per month thereafter.

   The Committee approved the exchange offer because it is philosophically committed to the concept of employees and executive officers as owners. In light of the recent stock market volatility, especially for technology stocks, the Committee felt it appropriate to offer the option exchange program. The Company intends to provide long-term incentives through its regular annual option grant program and, together with this annual grant program, the option exchange program helps advance the Committee's ownership philosophy.

   The Company provides its executive officers with a compensation package consisting of base salary, variable incentive pay and participation in benefit plans generally available to other employees. The Committee considers market information from published survey data provided to the Compensation Committee by the Company's human resources staff. The market data consists primarily of base salary and total cash compensation rates, as well as incentive bonus and stock programs of other companies considered by the Compensation Committee to be peers in the Company's industry. The Compensation Committee also reviewed the Company's financial performance in fiscal 2001, certain milestones achieved by the Company (including product enhancements, revenue growth and the Company's initial public offering) and individual executive officer duties.

   Base Salary. Base salaries for fiscal 2001 reflected the Company's position as an emerging company. During fiscal 2001, Messrs. Panditi, Kaufman, Brauneis and Gunner received annual base salaries of $192,556, $274,111, $180,856 and $178,936, respectively. In addition, Mr. Simpson received a salary of $51,936 based upon an annual base salary of $225,056. Based on the review of the market data, the Compensation Committee set executive compensation for the upcoming fiscal year within the range of compensation of executive officers with comparable qualifications, experience and responsibilities at companies in similar businesses of comparable size and success. The Compensation Committee intends to continue to adjust compensation appropriately in order to compete for and retain executives who operate the Company effectively and align the interests of its executive officers with the long-term interests of stockholders. In reviewing the compensation for the upcoming fiscal year, the Compensation Committee recognizes that in order for the Company to improve its products and scale the business, the ability to attract, retain and reward executive officers who will be able to operate effectively in a dynamic, complex environment is vital. In that regard, the Company must offer compensation that is competitive in the industry; motivates executive officers to achieve the Company's strategic business objectives; and aligns the interests of executive officers with the long-term interests of stockholders.

   Effective January 1, 2002, base salaries for all employees, including the Named Officers, were reduced. For Named Officers, base salaries effective as of December 31, 2001 were reduced by 15% in connection with the implementation of the Company's Variable Pay Plan, effective January 1, 2002. The Named Officers may receive from 25% to 150% of the base salary reduction in the form of incentive compensation upon the achievement of certain Company financial milestones as determined by the Compensation Committee.

   Performance Incentives. During fiscal 2001, the Company's incentive plan was based upon the achievement of specified Company performance objectives and certain individual performance objectives, each determined on a semi-annual basis. During fiscal 2001, Messrs. Panditi, Kaufman, Brauneis and Gunner, received bonuses of $30,629, $41,390, $26,816 and $13,207, respectively for the six-month period ended June 30, 2001. There were no bonuses paid for the six-month period ended December 31, 2001. The Compensation Committee implemented an incentive plan for the upcoming fiscal year that consists of a percentage of the base salary of each executive officer and that is based upon the performance of the Company, as well as individual performance. The Compensation Committee intends to approve an executive incentive plan each year.

   Long-Term Equity Incentives. The Compensation Committee strongly believes in granting restricted stock or stock options to the Company's executive officers to tie executive officer compensation directly to the long-term success of the Company and increases in stockholder value. During fiscal 2001, Messrs. Panditi, Kaufman, Brauneis and Gunner received aggregate grants of options of 100,000, 500,000, 75,000 and 75,000 respectively, of which 100,000, 400,000,
75,000 and 75,000 respective grants of options were subsequently cancelled pursuant to our option exchange program. During fiscal 2001, Messrs. Panditi, Kaufman, Brauneis and Gunner received aggregate grants of restricted stock of 19,501, 86,127, 16,502 and 16,502, respectively pursuant to the terms and conditions of our option exchange program. In addition, Mr. Simpson received an aggregate grant of 275,000 options. Mr. Simpson did not participate in the option exchange program. Grants of restricted stock and stock options to executive officers are based upon each executive officer's relative position, responsibilities, historical and expected contributions to the Company, and the executive officer's existing stock ownership and previous equity compensation. Restricted stock and stock options are granted under the Company's 2000 Stock Option and Incentive Plan in the annual option grant program, generally vest over a four-year period and have an exercise price equal to the fair market value on the date of grant. Stock options therefore provide value to the executive officers only when the price of the Company's Common Stock increases over the exercise price.

   Other Benefits. The Company also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Company offers a stock purchase plan under which employees may purchase Common Stock at a discount. The Company also maintains insurance and other benefit plans for its employees.

   Chief Executive Officer Compensation. Mr. Panditi served as the Company's Chief Executive Officer from June 1997 to June 30, 2001. Mr. Kaufman has served as the Company's Chief Executive Officer since July 1, 2001. As described above for the Company's other executive officers, Mr. Panditi's and Mr. Kaufman's base salaries for fiscal 2001 were established by the Company based upon the Company's position as an emerging company. The Compensation Committee may adjust Mr. Kaufman's salary in the future, based upon comparative salaries of chief executive officers in the Company's industry, and other factors which may include the financial performance of the Company and Mr. Kaufman's success in meeting strategic goals.

   Tax Deductibility of Executive Compensation. In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company cannot deduct for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Compensation Committee's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

                                          THE COMPENSATION COMMITTEE

                                          James R. Swartz

Report of the Audit Committee

   The Board of Directors has an Audit Committee which oversees the Company's accounting and financial functions, including matters relating to the appointment and activities of the Company's independent auditors. The Audit Committee regularly discusses with management and the outside auditors the financial information developed by the Company, the Company's systems of internal controls and its audit process. The Audit Committee recommends to the Board of Directors each fiscal year the appointment of the independent auditors and reviews periodically the auditors' performance and independence. The Audit Committee is composed of Messrs. Diamond, Liebhaber and Mongiello. None of Messrs. Diamond, Liebhaber and Mongiello are officers or employees of the Company, and aside from being directors of the Company, each is otherwise independent of the Company (as independence is defined in The National Association of Securities Dealers' listing standards). The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A to this Proxy Statement.

   The Audit Committee has reviewed the audited consolidated financial statements of the Company as of December 31, 2001 and for the year ended December 31, 2001, and has discussed them with both management and Arthur Andersen LLP, the Company's independent accountants. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect, including various matters pertaining to the audit, including the Company's financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with Arthur Andersen LLP that firm's independence.

   Based on its review of the financial statements and these discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

                                          THE AUDIT COMMITTEE

                                          Richard T. Liebhaber, Chairman
                                          Stephen M. Diamond
                                          James Mongiello

  Audit Fees

   The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of the Company's annual consolidated financial statements for the fiscal year ended December 31, 2001 and for the review of the condensed consolidated financial statements included in the Company's Forms 10-Q for the fiscal year ended December 31, 2001 were $117,000.

  Financial Information Systems Design and Implementation Fees

   No fees were billed by Arthur Andersen LLP for financial information systems design and implementation professional services for the fiscal year ended December 31, 2001.

  All Other Fees

   The aggregate fees billed by Arthur Andersen LLP for services other than those described above for the fiscal year ended December 31, 2001 were $88,069, consisting primarily of professional services rendered for tax preparation in the amount of $15,000 and tax consultation in the amount of $39,870, accounting business advisory consultation in the amount of $20,699 and the audit of the Company's 401(k) employee benefit plan in the amount of $12,500.

   The Company's Audit Committee has determined that the provision of the services provided by Arthur Andersen LLP as set forth herein are compatible with maintaining Arthur Andersen LLP's independence.

   The Board of Directors has adopted a policy that no independent accountants engaged by the Company shall perform any services other than for audit and tax-related matters without first having obtained the approval of the Board of Directors.

Compensation Committee Interlocks and Insider Participation

   Currently, Mr. Swartz and Mr. Ahuja serve as members of the Compensation Committee of the Board of Directors. The Compensation Committee establishes the salary and other compensation for the Company's executive officers and administers the Company's stock plans. Mr. Ahuja and Mr. Swartz are not employees of Avici and Mr. Ahuja has never been employed by Avici. Mr. Swartz was formerly the Interim Chief Executive Officer, President and Secretary of Avici. Mr. Swartz is also a general partner of an affiliate of Avici that has made equity investments in Avici. No interlocking relationship exists between any member of our Board of Directors or our Compensation Committee and any member of the board of directors or compensation committee of any other company and no such interlocking relationship has existed in the past.

Compensation of Directors

   During the fiscal year ended December 31, 2001, directors received no cash compensation for their services as directors, except for reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings.

   Pursuant to our 2000 Non-Employee Director Stock Option Plan, or Director Plan, each non-employee director who was a member of the board of directors prior to our initial public offering was automatically granted on the date of that offering an initial option to purchase 40,000 shares of Common Stock with an exercise price equal to $31.00 per share, which will vest in four equal installments over four years. Each non-employee director who becomes a member of the board of directors after the date of that offering will be automatically granted on the date first elected to the board of directors an option to purchase 35,000 shares of Common Stock, which will vest in four equal installments over four years. In addition, provided that the director continues to serve as a member of the board of directors, each non-employee director will be automatically granted on the date of each annual meeting of stockholders following his or her initial option grant date an option to purchase 15,000 shares of Common Stock, 5,000 shares of which will vest immediately and 10,000 shares of which will vest in four equal installments over four years. All options granted under the Director Plan will have an exercise price equal to the fair market value of the Common Stock on the date of grant and a term of ten years from the date of grant. Unvested options terminate following the date that the director ceases to be a director for any reason other than death or permanent disability. Vested options may be exercised at any time during the option term, but expire 180 days following the date that the director ceases to be a director for any reason other that death or permanent disability. The term of the Director Plan is ten years, unless sooner terminated by vote of the board of directors.

   Directors are also eligible for option grants and stock purchases and awards under our 2000 Stock Option and Incentive Plan.

Stock Performance Graph

   The following graph shows the seventeen-month cumulative total stockholder return on the Company's Common Stock during the period from July 28, 2000 (the date of the Company's initial public offering) through December 31, 2001, with the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Telecommunications Index. The comparison assumes $100 was invested on July 28, 2000 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

                Comparison of Cumulative Total Return/(l)(2) /

                                          [CHART]

            AVICI SYSTEMS INC.       NASDAQ STOCK MARKET (U.S.)     NASDAQ TELECOMMUNICATIONS
7/28/00          100.00                     100.00                         100.00
   7/00          317.34                     102.90                         102.64
   8/00          483.27                     115.07                         104.34
   9/00          306.85                     100.12                          92.07
  10/00          139.92                      91.90                          80.41
D 11/00           68.15                      70.80                          58.48
O 12/00           79.44                      67.04                          58.62
L  1/01          114.52                      75.17                          73.58
L  2/01           48.59                      58.20                          58.64
A  3/01           25.81                      50.04                          51.64
R  4/01           32.58                      57.51                          53.68
S  5/01           32.68                      57.44                          50.47
   6/01           27.65                      58.98                          48.90
   7/01           14.35                      55.23                          44.35
   8/01           10.65                      49.21                          39.24
   9/01            4.13                      40.92                          35.61
  10/01            8.68                      46.17                          34.76
  11/01            9.19                      52.74                          38.42
  12/01            9.39                      53.20                          39.24

   Notes:
    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

    B. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

    C. The Index level for all series was set to 100.0 on July 28, 2000.
--------
(1) This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from the Center for Research in Security Prices, Chicago, Illinois, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

          PROPOSAL TO AMEND THE 2000 STOCK OPTION AND INCENTIVE PLAN

Proposed Amendment to Increase the Annual Per Participant Award Limitation

   In June 1997, the Company adopted the 1997 Stock Incentive Plan (the "1997 Plan") which provided for the issuance of shares of common stock incentives. The 1997 Plan maintained an annual per participant award limitation in the amount of 1,000,000. The 2000 Stock Option and Incentive Plan (the "2000 Plan") was adopted by the Company's Board of Directors in May 2000 and approved by the Company's stockholders in July 2000. Since adoption, the 2000 Plan maintained an annual per participant award limitation in the amount of 500,000. The Board of Directors has approved and recommended to the stockholders that they approve an amendment to increase the annual per participant award limitation under the 2000 Plan from 500,000 to 2,000,000. The proposal does not increase or otherwise affect in any way the total number of shares authorized for issuance, but solely increases the annual per participant award limitation and, accordingly, the Company's flexibility in retaining and attracting key employees.

   The Company's management relies on stock options as an essential part of the compensation packages necessary for the Company to attract and retain experienced officers and employees. The Board of Directors believes that the present limitation may not provide an adequate award to attract, motivate and retain significant employees given the current volatility in the equity markets, and that the proposed increase in the annual per participant award limitation is essential to permit the Company's Board of Directors to continue to provide long-term, equity-based incentives to present and future key employees. In addition, increasing the annual per participant limit will provide the Board of Directors additional flexibility in compensating key employees while maintaining the tax deductibility to the Company of this compensation under Section 162(m) of the Internal Revenue Code.

   If the increase in the annual per participant award limitation under the 2000 Plan is not approved, the Company may become unable to provide suitable long-term equity based incentives to present and future employees. The Company has not at the present time determined the participants who may receive an annual award greater than 500,000 if the proposed amendment to the 2000 Plan is approved. Failure to approve the amendment would limit the Compensation Committee's ability to grant additional options to Named Officers or key hires in 2002 and future years.

   A total of 20,776,250 shares have previously been authorized by the Company's Board of Directors and stockholders for issuance under the 1997 Plan and the 2000 Plan. The proposed amendment to the 2000 Plan does not increase this total Common Stock incentive pool. Following the date of the Company's initial public offering, no additional awards were eligible for grants under the 1997 Plan. Under the 2000 Plan, shares of Common Stock authorized under the 1997 Plan and (i) not issued as of the date of the Company's initial public offering or (ii) subject to options or restricted stock outstanding as of the date of the Company's initial public offering which expire, or are terminated, surrendered or forfeited, plus the 5,000,000 additional shares authorized for issuance pursuant to the amendment of the 2000 Plan in 2001 are available for issuance under the 2000 Plan.

Description of the 2000 Stock Option and Incentive Plan

   The purpose of the 2000 Plan is to provide incentives to officers and other employees of the Company and any present or future subsidiaries (collectively, "Related Corporations") by providing them with opportunities to purchase stock of the Company pursuant to options which qualify as incentive stock options ("ISO" or "ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The text of the 2000 Plan, amended as proposed above, is attached as Exhibit B to this Proxy Statement. The 2000 Plan also provides for the issuance to consultants, employees, officers and directors of the Company and Related Corporations of options which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"). Awards of stock of the Company ("Awards") and the opportunity to make direct stock purchases of shares of the Company ("Purchases") may also be granted to consultants, employees, officers and directors of the Company. ISOs, Non-Qualified Options, Awards and Purchases are sometimes referred to collectively as "Stock Rights" and ISOs and Non-Qualified Options are sometimes referred to collectively as "Options." On March 28, 2002, the closing price of the Company's Common Stock on the Nasdaq National Market was $1.90.

   Administration. The 2000 Plan is administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"), which consists of two directors. Subject to the terms of the 2000 Plan, the Committee has the authority to determine the persons to whom Stock Rights shall be granted (subject to certain eligibility requirements for grants of ISOs) and to interpret provisions of the Plan, including but not limited to, the terms of the Stock Rights granted, including (a) the number of shares subject to each grant, (b) when the Stock Right becomes exercisable, (c) the per share exercise or purchase price, (d) the duration of the Stock Right, (e) the time, manner and form of payment upon the exercise of a Stock Right and (f) other terms and provisions governing the Stock Rights. The interpretation and construction by the Committee of any provision of the 2000 Plan or of any Stock Right granted under the 2000 Plan shall be final unless otherwise determined by the Board of Directors.

   Eligible Participants. Subject to certain limitations, ISOs under the 2000 Plan may be granted to any employee of the Company. For any ISO optionee, the aggregate fair market value (determined on the date of grant of an ISO) of Common Stock to be received by such optionee (under all stock option plans of the Company) pursuant to an ISO if such optionee exercises options at the earliest possible date cannot exceed $100,000 in any calendar year; any portion of an ISO grant that exceeds such $100,000 limit will be treated for tax purposes as a Non-Qualified Option. Additionally, the 2000 Plan currently provides that no participant may be granted Awards during any one fiscal year to purchase more than 500,000 shares of Common Stock. Non-Qualified Options, Awards and Purchases may be granted to any director, officer, employee or consultant of the Company. As of March 29, 2002, there were approximately 293 officers and employees of Related Corporations that were eligible to participate in the 2000 Plan.

   Granting of Stock Rights, Prices and Duration. Stock Rights may be granted under the 2000 Plan at any time prior to May 3, 2010. Pursuant to the 2000
Plan, the Committee shall establish the purchase price or exercise price of any Stock Rights granted under the Plan. ISOs cannot be granted at prices less than the fair market value of the Common Stock on the date of grant as determined in good faith by the Board of Directors (or less than 110% of the fair market value in the case of ISOs granted to an employee or officer holding 10% or more of the voting stock of the Company). The exercise price per share of Non-Qualified Options granted under the 2000 Plan cannot be less than the minimum legal consideration required under applicable state law. Options granted under the 2000 Plan shall expire on the date specified by the Committee.

   Exercise of Options. Each Option granted under the 2000 Plan shall become exercisable in such installments as the Committee may specify. Payment for exercise of an Option under the 2000 Plan may be made by check or, if authorized by the Committee in its discretion, in full or in part by a promissory note of the optionee to the Company (and delivery to the Company of a check in an amount equal to the par value of the shares purchased), by tendering shares of Common Stock of the Company or by delivery to the Company of an irrevocable and unconditional undertaking by a creditworthy broker or a copy of instructions to a creditworthy broker to deliver to the Company cash or a check sufficient to pay the exercise price.

   Non-Assignability of Options. Unless otherwise permitted by the Board of Directors, only the optionee may exercise an Option; no assignment or transfers are permitted except by will or by the laws of descent and distribution.

   Miscellaneous. Option holders are protected against dilution in the event of a stock dividend, recapitalization, stock split, merger or similar transaction. The Board of Directors may from time to time adopt amendments, certain of which are subject to shareholder approval, and may terminate the 2000 Plan at any time (although such action shall not affect options previously granted). Any shares that are subject to an Option which for any reason expires or terminates unexercised remain available for option grants under the 2000 Plan. Unless terminated sooner, the 2000 Plan will terminate on May 3, 2010.

Federal Income Tax Consequences

   Incentive Stock Options. The following general rules are applicable under current Federal income tax law to ISOs under the 2000 Plan:

1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and no corresponding tax deduction is allowed to the Company upon either grant or exercise of an ISO.
2. If shares acquired upon exercise of an ISO are not disposed of within (i) two years following the date the option was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise, the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.
3. If shares acquired upon exercise of an ISO are disposed of before the expiration of one or both of the requisite holding periods discussed above (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.
4. In any year that an optionee recognizes compensation income as the result of a Disqualifying Disposition of stock acquired by exercising an ISO, the Company generally should be entitled to a corresponding deduction for Federal income tax purposes.
5. Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain.
6. Capital gain or loss recognized on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.
7. An optionee may be entitled to exercise an ISO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.
8. In addition to the tax consequences described above, the exercise of an ISO may result in additional tax liability to the optionee under the alternative minimum tax rules. The Code provides that an alternative minimum tax (at a maximum rate of 28%) will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer that pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.
9. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under Federal securities laws applicable to directors, officers or 10% stockholders.

   Non-Qualified Options. The following general rules are applicable under current Federal income tax law to Non-Qualified Options under the 2000 Plan:

1. The optionee generally does not realize any taxable income upon the grant of a Non-Qualified Option, and the Company is not allowed a business expense deduction by reason of such grant.
2. The optionee generally will recognize ordinary compensation income at the time of exercise of a Non-Qualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.
3. When the optionee sells the shares, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as compensation income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.
4. The Company generally should be entitled to a corresponding tax deduction for Federal income tax purposes when compensation income is recognized by the optionee.
5. An optionee may be entitled to exercise a Non-Qualified Option by delivering shares of the Company's Common Stock to the Company in payment of the exercise price. If an optionee exercises a Non-Qualified Option in such fashion, special rules will apply.
6. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under Federal securities laws applicable to directors, officers or 10% stockholders.

   Awards and Purchases. The following general rules are applicable under current Federal income tax law to the grant of Awards and Purchases under the 2000 Plan:

1. Persons receiving Common Stock pursuant to an Award or Purchase generally will recognize compensation income equal to the fair market value of the shares received, reduced by any purchase price paid.
2. The Company generally should be entitled to a corresponding deduction for Federal income tax purposes when such person recognizes compensation income. When such Common Stock is sold, the seller generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale and the seller's tax basis in the Common Stock (generally, the amount that the seller paid for such stock plus the amount taxed to the seller as compensation income).
3. Special rules apply if the stock acquired pursuant to an Award or Purchase is subject to vesting, or is subject to certain restrictions on resale under Federal securities laws applicable to directors, officers or 10% stockholders.

   The Board of Directors recommends a vote FOR the approval of the proposal to amend the Company's 2000 Stock Option and Incentive Plan.

                             SELECTION OF AUDITORS

   Arthur Andersen LLP, independent certified public accountants, performed the annual audit for the Company for 2001 and for each year since 1997. A member of the firm will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. The Audit Committee Report on page 17 sets forth information regarding services performed by, and fees paid to, Arthur Andersen during the year 2001.

   The Board of Directors and the Audit Committee are aware of recent events concerning Arthur Andersen and have reviewed these matters with representatives of the firm. In view of the highly publicized events involving Arthur Andersen, including the recent action against it by the United States Department of Justice, the Audit Committee and the Board will continue to monitor the Company's engagement of Arthur Andersen and the other developments relating to the firm. The Board has delegated to the Audit Committee the responsibility to work with management to review the qualifications of the major national accounting firms to serve as the Company's independent public accountants for the fiscal year ending December 31, 2002. The Audit Committee will assemble a list of candidate firms, including Arthur Andersen, evaluate their qualifications and make a recommendation to the full Board. This process does not reflect any criticism of Arthur Andersen's services rendered to the Company. The Board's selection will be announced after the Company completes its deliberations but at the time of the printing of this proxy statement, no decision has been made. This being the case, unlike our usual practice, you are not being asked to ratify the Board's decision in this regard. If a different independent auditor is selected prior to the Annual Meeting, it is expected that its representative will also attend the Annual Meeting and will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions.

                               VOTING PROCEDURES

   The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker "non-votes," are counted as present for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

   Election of Directors. Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The three nominees receiving the highest number of affirmative votes of the shares present or represented and voting on the election of the directors at the Annual Meeting will be elected as the Class II Directors for a three-year term. Shares represented by proxies received by the Board of Directors and not so marked as to withhold authority to vote for the nominees will be voted for the election of the nominees. If a stockholder properly withholds authority to vote for any nominee, such stockholder's shares will not be counted toward such nominee's achievement of a plurality.

   Proposal 2. With respect to the proposed amendment and restatement of the Company's 2000 Stock Option and Incentive Plan, the Company's By-Laws and federal tax regulations provide that the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

   Other Matters. For all other matters being submitted to the stockholders at the Annual Meeting, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. If any other matter not discussed in this Proxy Statement should be presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

                             STOCKHOLDER PROPOSALS

   Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the 2003 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at the Company's principal executive offices not later than December 20, 2002. In accordance with the Corporation's Amended and Restated Bylaws, the notice to the Company of matters that stockholders otherwise desire to introduce at the 2003 Annual Meeting of Stockholders must be received no earlier than November 20, 2002 and no later than December 20, 2002. In order to curtail controversy as to the date upon which such written notice is received by the Company, it is suggested that such notice be submitted by Certified Mail, Return Receipt Requested.

                           EXPENSES AND SOLICITATION

   All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, certain of the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company or by certain outside proxy solicitation services may also be made of some stockholders in person or by mail, telephone or facsimile following the original solicitation. The estimated cost of soliciting proxies is not expected to exceed $5,000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 2001 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 2001 except as noted below. Mr. Ahuja, a director of the Company, filed one late Form 3 and Mr. Diamond, a director of the Company, filed a Form 5 reporting four transactions that were not previously reported in a timely manner.

                                                                     Appendix A

                              AVICI SYSTEMS, INC.

                            Audit Committee Charter

A.  PURPOSE AND SCOPE

   The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Corporation to the Securities and Exchange Commission ("SEC"), the Corporation's shareholders or to the general public, and (ii) the Corporation's internal financial and accounting controls.

B.  COMPOSITION

   The Committee shall be comprised of a minimum of three directors as appointed by the Board of Directors, who shall meet the independence and audit committee composition requirements under any rules or regulations of The NASDAQ National Market, as in effect from time to time, and shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

   All members of the Committee shall either (i) be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement, or (ii) be able to do so within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

   The Board may appoint one member who does not meet the independence requirements set forth above and who is not a current employee of the Corporation or an immediate family member of such employee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required in the best interests of the Corporation and its shareholders. The Board shall disclose in the next proxy statement after such determination the nature of the relationship and the reasons for the determination.

   The members of the Committee shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C.  RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties the Committee shall:

  Document Review

    1. Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

    2. Review with representatives of management and representatives of the independent accounting firm the Corporation's audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Corporation's annual report on Form 10-K. The Committee shall also review the Corporation's quarterly financial statements prior to their inclusion in the Corporation's quarterly SEC filings on Form 10-Q.

    3. Take steps designed to insure that the independent accounting firm reviews the Corporation's interim financial statements prior to their inclusion in the Corporation's quarterly reports on Form 10-Q.

  Independent Accounting Firm

    4. Recommend to the Board of Directors the selection of the independent accounting firm, and approve the fees and other compensation to be paid to the independent accounting firm. The Committee shall have the ultimate authority and responsibility to select, evaluate and, when warranted, replace such independent accounting firm (or to recommend such replacement for shareholder approval in any proxy statement).

    5. On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Corporation consistent with Independence Standards Board ("ISB") Standard 1. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent accounting firm.

    6. On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards ("SAS") 61, as it may be modified or supplemented.

    7. Meet with the independent accounting firm prior to the audit to review the planning and staffing of the audit.

    8. Evaluate the performance of the independent accounting firm and recommend to the Board of Directors any proposed discharge of the independent accounting firm when circumstances warrant. The independent accounting firm shall be ultimately accountable to the Board of Directors and the Committee.

  Financial Reporting Processes

    9. In consultation with the independent accounting firm and management, review annually the adequacy of the Corporation's internal financial and accounting controls.

  Compliance

   10. To the extent deemed necessary by the Committee, it shall have the authority to engage outside counsel and/or independent accounting consultants to review any matter under its responsibility.

  Reporting

   11. Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the audit committee to be included in the Corporation's annual proxy statement for each annual meeting of stockholders occurring after December 14, 2000.

   While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

                                                                     Appendix B

                              AVICI SYSTEMS INC.

                 Amended 2000 Stock Option and Incentive Plan

1.  Purpose and Eligibility

   The purpose of this 2000 Stock Option and Incentive Plan (the "Plan") of Avici Systems Inc. (the "Company") is to provide stock options and other equity interests in the Company (each an "Award") to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a "Participant". Additional definitions are contained in Section 8.

2.  Administration

   a. Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award.All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

   b. Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean such Committee or the Board.

   c. Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.

3.  Stock Available for Awards

   a. Number of Shares. Subject to adjustment under Section 3(c), the aggregate number of shares of Common Stock of the Company (the "Common Stock") that may be issued pursuant to the Plan is equal to the number of shares of Common Stock authorized but not issued under the 1997 Stock Incentive Plan of the Company, as amended, on or before the date of the initial public offering of the Company's Common Stock plus the 5,000,000 additional shares authorized for issuance under the Plan pursuant to the amendment of the Plan in 2001 (the "Available Shares"). If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the Plan; provided, however, that the cumulative number of such shares that may be so reissued under the Plan will not exceed the Available Shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

   b. Per-Participant Limit. Subject to adjustment under Section 3(c), no Participant may be granted Awards during any one fiscal year to purchase more than 2,000,000 shares of Common Stock.

   c. Adjustment to Common Stock. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is appropriate. If
Section 7(e)(i) applies for any event, this Section 3(c) shall not be applicable.

4.  Stock Options

   a. General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

   b. Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall be granted only to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a "Nonstatutory Stock Option."

   c. Exercise Price. The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify it in the applicable option agreement.

   d. Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

   e. Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 4(f) for the number of shares for which the Option is exercised.

   f. Payment Upon Exercise. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

   (i) by check payable to the order of the Company;

  (ii) except as otherwise explicitly provided in the applicable option agreement, and only if the Common Stock is then publicly traded, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

(iii) to the extent explicitly provided in the applicable option agreement, by
      (x) delivery of shares of Common Stock owned by the Participant valued at fair market value (as determined by the Board or as determined pursuant to the applicable option agreement), (y) delivery of a promissory note of the Participant to the Company (and delivery to the Company by the Participant of a check in an amount equal to the par value of the shares purchased), or (z) payment of such other lawful consideration as the Board may determine.

5.  Restricted Stock

   a. Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of a check or payment of such other lawful consideration as the Board may determine in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

   b. Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate. Each Restricted Stock Award granted pursuant to the Plan shall be subject to forfeiture if, in the discretion of the Board, the recipient of such award has not, within a reasonable period of time following the grant of such award, executed any instrument required by the Board to be executed in connection with such award.

6.  Other Stock-Based Awards

   The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units.

7.  General Provisions Applicable to Awards

   a. Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

   b. Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award may contain terms and conditions in addition to those set forth in the Plan provided that such terms and conditions do not contravene the provisions of the Plan.

   c. Board Discretion. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

   d. Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

   e.  Acquisition of the Company

   (i)  Consequences of an Acquisition.

      (A) Upon the consummation of an Acquisition, the Board shall take any one or more of the following actions with respect to then outstanding
          Awards: (a) provide that outstanding Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code; (b) upon written notice to the Participants, provide that all or a portion of then unexercised Options will become exercisable in full or in part as of a specified time (the "Acceleration Time") prior to the Acquisition and will terminate immediately prior to the consummation of such Acquisition, except to the extent exercised by the Participants between the Acceleration Time and the consummation of such Acquisition; (c) in the event of an Acquisition under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition (the "Acquisition Price"), provide that all outstanding Options shall terminate upon consummation of such Acquisition and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (y) the aggregate exercise price of such Options; (d) provide that all or any portion of the Restricted Stock Awards then outstanding shall become free of all or certain restrictions prior to the consummation of the Acquisition; and (e) provide that any other stock-based Awards outstanding (x) shall become exercisable, realizable or vested in full or in part, or shall be free of all or certain conditions or restrictions, as applicable to each such Award, prior to the consummation of the Acquisition, or (y), if applicable, shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that in no event shall the Board accelerate the vesting of any Option, Restricted Stock Award or other Award by a period of more than one year.

      (B) Acquisition Defined. An "Acquisition" shall mean: (x) the sale of the Company by merger in which the shareholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (z) any other acquisition of the business of the Company, as determined by the Board.

  (ii) Assumption of Options Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

 (iii) Pooling-of Interests-Accounting. If the Company proposes to engage in an Acquisition intended to be accounted for as a pooling-of-interests, and in the event that the provisions of this Plan or of any Award hereunder, or any actions of the Board taken in connection with such Acquisition, are determined by the Company's or the acquiring company's independent public accountants to cause such Acquisition to fail to be accounted for as a pooling-of-interests, then such provisions or actions shall be amended or rescinded by the Board, without the consent of any Participant, to be consistent with pooling-of-interests accounting treatment for such Acquisition.

  (iv) Parachute Awards. Notwithstanding the provisions of Section 7(e)(i)(A), if, in connection with an Acquisition described therein, a tax under
       Section 4999 of the Code would be imposed on the Participant (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code), then the number of Awards which shall become exercisable, realizable or vested as provided in such section shall be reduced (or delayed), to the minimum extent necessary, so that no such tax would be imposed on the Participant (the Awards not becoming so accelerated, realizable or vested, the "Parachute Awards"); provided, however, that if the "aggregate present value" of the Parachute Awards would exceed the tax that, but for this sentence, would be imposed on the Participant under Section 4999 of the Code in connection with the Acquisition, then the Awards shall become immediately exercisable, realizable and vested without regard to the provisions of this sentence. For purposes of the preceding sentence, the "aggregate present value" of an Award shall be calculated on an after-tax basis (other than taxes imposed by Section 4999 of the Code) and shall be based on economic principles rather than the principles set forth under Section 280G of the Code and the regulations promulgated thereunder. All determinations required to be made under this Section 7(e)(iv) shall be made by the Company.

   f. Withholding. Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (as determined by the Board or as determined pursuant to the applicable option agreement). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

   g. Amendment of Awards. The Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that, except as otherwise provided in Section 7(e)(iii), the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

   h. Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

   i. Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option.

8.  Miscellaneous

   a.  Definitions.

   (i) "Company," for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of Avici Systems Inc., as defined in Section 424(f) of the Code (a "Subsidiary"), and any present or future parent corporation of Avici Systems Inc., as defined in
       Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term "Company" shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

  (ii) "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

 (iii) "employee" for purposes of eligibility under the Plan (but not for purposes of Section 4(b)) shall include a person to whom an offer of employment has been extended by the Company.

   b. No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

   c. No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

   d. Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

   e. Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

   f. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of Delaware, without regard to any applicable conflicts of law.

                               AVICI SYSTEMS INC.

            Annual Meeting of Stockholders to be held on May 21, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Steven B. Kaufman and Paul F. Brauneis and each of them, with full power of substitution, as proxies to represent and vote all shares of stock of Avici Systems Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on May 21, 2002, at 9:00 a.m. local time, at the offices of Testa, Hurwitz & Thibeault, LLP, Conference Center, 125 High Street, Boston, Massachusetts 02110, and at all adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 19, 2002, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors recommends a vote FOR the election of the directors and proposal 2.

                                SEE REVERSE SIDE

                            --FOLD AND DETACH HERE--


THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE      Please mark your votes as
UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED      indicated in this
FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSAL IN ITEM 2.                       example |X|.

1. To elect three members to the Board of                                       2. To approve an amendment to the
Directors to serve for three-year terms as                                      Amended 2000 Stock Option and
Class II Directors:                                                             Incentive Plan of the Company to
                                                                                increase the annual per participant
                                                                                award limitation to 2,000,000.

FOR the nominees listed   WITHHOLD                                              FOR         AGAINST         ABSTAIN
at right (except as       AUTHORITY          NOMINEES:  01 Stephen M. Diamond
marked to the contrary)   to vote nominees              02 Steven B. Kaufman
                          listed at right               03 Richard T. Liebhaber

                                                                                I/We will attend the meeting.

3. To transact such other business as may
properly come before the meeting and any                                           YES                       NO
adjournment thereof.

                                                                                MARK HERE FOR ADDRESS CHANGE AND
                                                                                NOTE BELOW
                                                                                -----------------------------------

                                                                                -----------------------------------

                                                                                PLEASE COMPLETE, SIGN, DATE AND RETURN
                                                                                THIS PROXY CARD PROMPTLY USING THE
                                                                                ENCLOSED ENVELOPE

Signature______________________________ Signature______________________________ Date:_______________________________


 Please sign exactly as name appears
 hereon. Joint owners must both
 sign. Attorney, executor,
 administrator, trustee or guardian
 must give full title as such. A
 corporation or partnership must sign
 its full name by authorized person.

------------------------------------------------------------------------------------------------------------------------------------
                                                         FOLD AND DETACH HERE

                                                 Vote by Internet or Telephone or Mail
                                                     24 Hours a Day, 7 Days a Week

      Internet and telephone voting is available through 4PM Eastern time the business day prior to the annual meeting day.

   Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                                                                 Mail
                       Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

                                                               Telephone
                                                            1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

                                                                Internet
                                                      http://www.eproxy.com/AVCI

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

                   If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.